Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman, VP, Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions® Reports First Quarter
2008 Results
     SAN JOSE, Calif.—April 29, 2008—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its first fiscal quarter ended March 31, 2008.
     Total revenue for the first fiscal quarter of 2008 totaled $20.3 million, a decrease of 8%, compared with total revenue of $22.1 million for the first fiscal quarter of 2007. Gain share revenue for the first fiscal quarter of 2008 totaled $5.3 million, an increase of 9%, compared to $4.9 million for the first fiscal quarter of 2007. The net loss for the first fiscal quarter of 2008 totaled $2.5 million, or $0.09 per basic and diluted share, compared with a net loss of $2.4 million, or $0.08 per basic and diluted share, for the first fiscal quarter of 2007.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, as applicable. Using this non-GAAP measure, the net loss for the first fiscal quarter of 2008 totaled $429,000, or $0.02 per diluted share, compared with non-GAAP net income of $3.9 million, or $0.14 per diluted share, for the first fiscal quarter of 2007.
     Additionally, during the first quarter ended March 31, 2008, PDF Solutions utilized a portion of the $10 million share repurchase plan previously authorized by its Board of Directors to repurchase 197,000 of its shares on the open market at a weighted average cost of $5.71, for a total repurchase value of $1.1 million.

     As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, as applicable. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria ®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$33,009	$35,315
Short-term investments	9,806	9,949
Accounts receivable	38,507	38,526
Prepaid expenses and other current assets	3,863	3,354
Deferred tax assets	1,991	1,676

Total current assets	87,176	88,820
Property and equipment, net	3,487	3,621
Non-current investments	1,416	—
Goodwill	67,132	65,170
Intangible assets, net	12,009	12,818
Deferred tax assets and other assets	8,814	8,922

Total assets	$180,034	$179,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$431	$421
Accounts payable	2,209	3,469
Accrued compensation and related benefits	5,516	5,950
Other accrued liabilities	2,755	2,604
Taxes payable	576	208
Deferred revenue	4,504	3,159
Billings in excess of recognized revenue	354	553

Total current liabilities	16,345	16,364
Long-term debt	948	907
Long-term taxes payable	5,698	5,581
Other liabilities	298	29

Total liabilities	23,289	22,881

Stockholders’ equity:
Preferred stock	—	—
Common stock	4	4
Additional paid-in-capital	183,578	181,566
Treasury stock at cost	(12,648)	(11,524)
Accumulated deficit	(19,405)	(16,892)
Accumulated other comprehensive income	5,216	3,316

Total stockholders’ equity	156,745	156,470

Total liabilities and stockholders’ equity	$180,034	$179,351

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Revenues:
Design-to-silicon-yield solutions:
Services	$13,328	$13,764
Software licenses	1,696	3,485
Gainshare performance incentives	5,323	4,893

Total revenues	20,347	22,142

Cost of design-to-silicon-yield solutions:
Services	7,682	7,708
Software licenses	84	59
Amortization of acquired technology	631	1,575

Total cost of design-to silicon-yield solutions	8,397	9,342

Gross margin	11,950	12,800
Operating expenses:
Research and development	9,076	8,370
Selling, general and administrative	6,299	5,844
Amortization of other acquired intangible assets	194	1,013

Total operating expenses	15,569	15,227

Loss from operations	(3,619)	(2,427)
Interest and other income, net	489	496

Loss before taxes	(3,130)	(1,931)
Income tax provision (benefit)	(617)	424

Net loss	$(2,513)	$(2,355)

Net loss per share — basic and diluted	$(0.09)	$(0.08)

Weighted average common shares — basic and diluted	27,840	27,980

PDF SOLUTIONS, INC.
NON-GAAP RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
GAAP net loss	$(2,513)	$(2,355)
Stock-based compensation expense — cost of design-to-silicon-yield solutions	530	493
Stock-based compensation expense — research and development	595	563
Stock-based compensation expense — selling, general and administrative	858	782
Amortization of acquired core technology	631	1,575
Amortization of other acquired intangible assets	194	1,013
Tax impact on reversal of stock-based compensation and amortization of intangible assets	(724)	1,809

Non-GAAP net income (loss)	$(429)	$3,880

Net loss per diluted share	$(0.09)	$(0.08)

Non-GAAP net income (loss) per diluted share	$(0.02)	$0.14

Shares used in computing diluted non-GAAP measure of net income (loss) per share	27,840	28,590

###